EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-20687, 333-64612, 333-64614, 333-105045, 333-121409, 333-134360, 333-174521, 333-189913 and 333-204391 on Form S-8 of Unity Bancorp, Inc. and subsidiaries of our report dated March 3, 2017, relating to our audit of the 2016 Consolidated Financial Statements of Unity Bancorp, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Unity Bancorp, Inc. and subsidiaries for the year ended December 31, 2016.

Blue Bell, Pennsylvania
March 3, 2017